Heartland Financial USA, Inc.

2005 Long-Term Incentive Plan

NQSO Award Terms

    The Participant specified below has been granted this Option by Heartland Financial USA, Inc., a Delaware corporation (the “Company”) under the terms of the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan (the “Plan”).  The Option shall be subject to the following terms and conditions (the “Option Terms”):

    Section 1.  Terms of Award.  The following words and phrases relating to the grant of the Option shall have the following meanings:
            (a)  The “Participant” is «FirstName» «LastName».
            (b)  The “Grant Date” is February 6, 2006.
            (c)  The number of “Covered Shares” shall be «Shares» shares of Stock.
            (d)  The “Exercise Price” is $ 21.60  per share.

    Except where the context clearly implies to the contrary, any capitalized term in this award shall have the meaning ascribed to that term under the Plan.

    Section 2.  Non-Qualified Stock Option.  The Option is not intended to constitute an “incentive stock option” as that term is used in Code section 422.

    Section 3.  Date of Exercise.  Subject to the limitations of the Option Terms, each installment of Covered Shares of the Option (“Installment”)
shall become vested and exercisable on and after the “Vesting Date” for such Installment as described in the following schedule (but only if the Date of
Termination has not occurred before the Vesting Date):

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT
1/3 of Covered Shares	February 6, 2009
1/3 of Covered Shares	February 6, 2010
1/3 of Covered Shares	February 6, 2011

            (a)  Notwithstanding the foregoing provisions of this Section 3, the Option shall become fully exercisable upon a Date of Termination
(as defined in Section 8(c)) that occurs by reason of the Participant’s death, Disability (as defined in Section 8(d)) or Retirement (as defined in Section 8(e).
            (b)  Notwithstanding the foregoing provisions of this Section 3, the Option shall become fully exercisable upon a Change in Control that occurs on or before the Date of Termination.
            (c)  The Option may only be exercised on or after the Date of Termination only as to that portion of the Covered Shares for which it was exercisable immediately prior to the Date of Termination, or became exercisable on the Date of Termination.

    Section 4.  Expiration.  The Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date.  The “Expiration Date” shall be the earliest to occur of:
            (a)  the ten-year anniversary of the Grant Date;
            (b)  the one-year anniversary of the Date of Termination if the termination of employment occurs due to death or Disability;
            (c)  the six-month anniversary of the Date of Termination if the termination of employment occurs for reasons other than death or
Disability; provided, however, that if the Participant dies during such six-month period following the Date of Termination, then the one-year anniversary of the date of death;
            d)  the date on which the Participant engages in conduct which constitutes Cause; or
            (e)  the date on which the Participant, Competes with the Company or any Subsidiary.

    Section 5.  Method of Option Exercise.  Subject to the Option Terms and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company’s close of business on the last business day that occurs prior to the Expiration
Date.  Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election. Payment may be by cash or by check payable to the Company, or except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock (by actual delivery or by attestation) owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise
Price and any tax withholding resulting from such exercise.  Except as otherwise provided by the Committee prior to exercise, payments made with shares of Stock in accordance with clause (i) above shall be limited to shares held by the Participant for not less than six (6) months prior to the payment date.  The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded and shall not be exercisable during any blackout period established by the Company from time to time.

    Section 6.  Withholding.  The exercise of the Option is subject to withholding of all applicable taxes.  At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied (i) through cash payment by the
Participant; (ii) through the surrender of shares of Stock by (actual delivery or by attestation) which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

    Section 7.  Transferability.  The Option is not transferable by the Participant other than by will or by the laws of descent and distribution, and during the
Participant’s life, may be exercised only by the Participant.  It may not be assigned, transferred (except as aforesaid), pledged or hypothecated by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.  Any attempt at assignment, transfer, pledge or hypothecation, or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this option, shall be null and void and without effect.

    Section 8.  Definitions.  For purposes of the Option Terms, words and phrases shall be defined as follows:
        (a)  “Cause” shall mean: (i) a material violation by Participant of any applicable material law or regulation respecting the business of
Company or Subsidiary; (ii) Participant being found guilty of a felony or an act of dishonesty in connection with the performance of his duties as an employee or officer of the Company or Subsidiary, or which disqualifies Participant from serving as an officer or director of the Company or Subsidiary; (iii) the willful or negligent failure of Participant to perform his duties hereunder in any material respect; (iv) Participant engages in one or more unsafe or unsound banking practices that have a material adverse effect on the Company or Subsidiary; or (v) Participant is removed or suspended from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act,
as amended, or any other applicable state or federal law.
        (b)  “Compete” shall mean, except with the express prior written consent of the Company, within a period of two (2) years after the Date of Termination, the direct or indirect competition with the business of the Company or Subsidiary, including the direct or indirect owning, managing, operating, controlling, financing or serving as an officer, employee, director or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Company or Subsidiary to terminate employment and become employed by, any person, firm, partnership, corporation, trust or other entity which owns or operates, within a fifty
(50) mile radius of the office of the Company or Subsidiary in which the Participant is principally located, (i) a bank, savings and loan association, credit union, consumer finance company, brokerage firm, or similar financial institution, (ii) an insurance business, agency or similar entity which has as a material component of its business the sale or brokerage of insurance products and services similar to those offered by the Company or Subsidiary as of the Date of Termination, or (c) a fleet leasing company, fleet management company or similar entity which provides as a material component of its business the products and services offered by the Company or a Subsidiary as of the Date of Termination.
        (c)  “Date of Termination” shall mean the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer.  If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the
Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the date of the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.
        (d)  “Disability” shall mean a physical or mental disability (within the meaning of Section 22(e)(3) of the Code) which impairs the individual’s ability to substantially perform his or her current duties for a period of at least six (6) consecutive months, as determined by the Committee.
        (e)  “Retirement” of the Participant means, the occurrence of the Participant’s Date of Termination on or after the date (i) the Participant reaches the age of fifty-five (55) and has ten (10) years of combined service with the Company or Subsidiary (as determined by the Committee), or (ii) the Participant retires pursuant to the provisions of any defined benefit retirement plan sponsored by the Company or its subsidiaries that is then applicable to the Participant, all of the foregoing as approved by the Committee.

    Section 9.  Heirs and Successors.  The Option Terms shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.
If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the
Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated
Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the
Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

    Section 10.  Administration.  The authority to manage and control the operation and administration of the Option Terms shall be vested in the Committee, and the Committee shall have all powers with respect to the Option Terms as it has with respect to the Plan. Any interpretation of the Option Terms by the Committee and any decision made by it with respect to the Option Terms is final and binding on all persons.

    Section 11.  Plan Governs. Notwithstanding anything in the Option Terms to the contrary, the Option Terms shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and the Option Terms is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

    Section 12.  Not An Employment Contract. The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

    Section 13.  No Rights As Shareholder.  The Participant shall not have any rights of a shareholder with respect to the Shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

    Section 14.  Amendment.  The Option Terms may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

HEARTLAND FINANCIAL USA, INC.

By:
Mark C. Falb
Chairman, Nominating/Compensation Committee